Exhibit 5.1

Ruhnn Holding Limited	D +852 3656 6054
7-1, Hongpu Road (North)	E nathan.powell@ogier.com
Yuhang District
Hangzhou, Zhejiang
China	Reference: NMP/FYC/175901.00004

26 August 2019

Dear Sirs

Ruhnn Holding Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form S-8, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Securities Act) on or about the date hereof. The Registration Statement relates to the registration of certain Company’s class A ordinary shares of US$0.000000001 par value each, issuable by the Company pursuant to the 2019 Equity Incentive Plan adopted by the board of directors and shareholders of the Company on 5 March 2019 (the 2019 Equity Incentive Plan).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents.  A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1                                        Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)                                the certificate of incorporation of the Company dated 11 May 2018 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)                                the second amended and restated memorandum and articles of association of the Company adopted by special resolutions of the Company dated 5 March 2019 and effective immediately prior to the completion of the Company’s initial public offering of the ADSs representing certain Company’s class A ordinary shares of US$0.000000001 par value each (respectively, the Memorandum and the Articles);

(c)                                 the Registration Statement;

Ogier
British Virgin Islands, Cayman Islands,
Guernsey, Jersey and Luxembourg
practitioners

Floor 11 Central Tower
28 Queen’s Road Central	Partners
Central	Nicholas Plowman
Hong Kong	Nathan Powell
Ray Ng
T +852 3656 6000	Kate Hodson
F +852 3656 6001	Anthony Oakes
ogier.com	Oliver Payne
James Bergstrom
Marcus Leese

(d)                                a copy of the written resolutions of the board of directors dated 5 March 2019 (the Board Resolutions);

(e)                                 a copy of the written resolutions of the shareholders of directors dated 5 March 2019 (the Shareholders Resolutions, and together with the Board Resolutions, the Resolutions); and

(f)                                  a copy of the 2019 Equity Incentive Plan annexed to the Board Resolutions.

2                                        Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)                                all original documents examined by us are authentic and complete;

(b)                                all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)                                 all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)                                the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(e)                                 all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)                                  the Resolutions were duly passed in the manner prescribed in the memorandum and articles of association of the Company effective at the relevant time (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and remains in full force and effect and have not been amended, varied or revoked in any respect. In respect of the Board Resolutions, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the 2019 Equity Incentive Plan and no director has a financial interest in or other relationship to a party of the transactions contemplated by the 2019 Equity Incentive Plan which has not been properly disclosed in the Board Resolutions;

(g)                                 neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)                                the maximum aggregate number of class A ordinary shares of par value of US$0.000000001 par value each  issuable by the Company under the 2019 Equity Incentive Plan (the ESOP Shares) is 33,085,812, being 8% of the total outstanding number of ordinary shares as reflected on the register of members of the Company immediately following the completion of the IPO class and the consideration payable for each ESOP Share shall be no less than its par value; and

(i)                                    there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and

(j)                                   there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) which would have any implication in relation to the opinions expressed herein.

3                                        Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Valid Issuance of ESOP Shares

(a)                                The ESOP Shares to be issued by the Company and registered under the Registration Statement have been duly and validly authorised.

(b)                                Upon the issuance and delivery of the ESOP Shares in accordance with the Memorandum and Articles, the Resolutions and the terms of the 2019 Equity Incentive Plan and (i) once consideration of not less than the par value is paid per share to the Company and (ii) appropriate entries are made in the register of members of the Company to reflect the issuance, the ESOP Shares will be validly issued, fully paid and non-assessable.

4                                        Limitations and Qualifications

4.1                              We offer no opinion:

(a)                                as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the 2019 Equity Incentive Plan to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)                                except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

5                                        Governing law of this opinion

5.1                              This opinion is:

(a)                                governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)                                limited to the matters expressly stated in it; and

(c)                                 confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2                              Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6                                        Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion is given for your benefit only in connection with the Registration Statement while the 2019 Equity Incentive Plan is effective. With the exception of your professional advisers (acting only in that capacity), it may not be disclosed to or relied upon by any person or used for any other purpose or referred to or made public in any way without our prior written consent.

Yours faithfully

/s/ Ogier
Ogier